Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS FIRST FISCAL QUARTER FINANCIAL RESULTS AND ITS QUARTERLY DIVIDEND OF $0.27 PER SHARE

Delray Beach, Florida, July 22, 2019 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended June 30, 2019. Net sales for the quarter ended June 30, 2019 were $80.0 million, compared to $87.4 million for the quarter ended June 30, 2018, a decrease of 8.5%. Net income was $5.3 million, or $0.26 diluted earnings per share, for the quarter ended June 30, 2019, compared to net income of $12.6 million, or $0.62 diluted earnings per share, for the quarter ended June 30, 2018, a 57% decrease in diluted earnings per share.

Menderes Akdag, President and CEO, commented: “Our sales and gross margins were negatively impacted by increased online competition and aggressive pricing in the market that forced us to reduce our prices. Our average order value declined from $90 in the quarter ended June 30, 2018 to $86 in the June 30, 2019 quarter. During the quarter we bought back approximately 613,000 shares of our common stock for $11.5 million, with an average price of $18.73 per share. Cash from operations for the quarter was negatively impacted by an $8.8 million increase in inventory, the result of cost-advantaged inventory buys that we made during the quarter. We intend to return to normal inventory levels in future quarters. One of our long-term strategic initiatives and primary goals has always been to have direct purchasing relationships with the major manufacturers. We made further progress on this initiative in the current quarter, which may help improve our gross margins in the future. In fiscal 2020, we will continue to be price competitive and will focus on optimizing our marketing in this more competitive environment and being more efficient with our advertising spending. In addition, we will be investing in our e-commerce platform to better service our customers. This platform will enable us to improve upon our already strong net promoter score of 83%. We believe this customer satisfaction measure reflects the strong bond we have with our customers and will assist the Company with future customer retention.”

The Board of Directors declared a quarterly dividend of $0.27 per share on the Company’s common stock. The dividend will be payable on August 9, 2019, to shareholders of record at the close of business on August 2, 2019. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on July 22, 2019 until August 5, 2019 at 11:59 P.M. To access the replay, call (800) 947-6586 (toll free) or (203) 369-3971, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2019. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for per share amounts)

	June 30,	March 31,
	2019	2019
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$83,398	$100,529
Accounts receivable, less allowance for doubtful accounts of $33 and $39, respectively	2,145	2,542
Inventories - finished goods	30,168	21,370
Prepaid expenses and other current assets	1,506	1,408
Prepaid income taxes	-	582
Total current assets	117,217	126,431

Noncurrent assets:
Property and equipment, net	26,760	27,136
Intangible assets	860	860
Total noncurrent assets	27,620	27,996

Total assets	$144,837	$154,427

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$15,689	$16,275
Accrued expenses and other current liabilities	3,325	2,351
Income taxes payable	1,241	-
Total current liabilities	20,255	18,626

Deferred tax liabilities	939	1,121

Total liabilities	21,194	19,747

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,060 and 20,674 shares issued and outstanding, respectively	20	21
Additional paid-in capital	1,617	12,478
Retained earnings	121,997	122,172

Total shareholders' equity	123,643	134,680

Total liabilities and shareholders' equity	$144,837	$154,427

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended
	June 30,
	2019	2018

Sales	$79,988	$87,390
Cost of sales	58,127	57,436

Gross profit	21,861	29,954

Operating expenses:
General and administrative	6,508	6,934
Advertising	8,624	6,707
Depreciation	568	556
Total operating expenses	15,700	14,197

Income from operations	6,161	15,757

Other income:
Interest income, net	567	379
Other, net	257	317
Total other income	824	696

Income before provision for income taxes	6,985	16,453

Provision for income taxes	1,642	3,871

Net income	$5,343	$12,582

Comprehensive income	$5,343	$12,582

Net income per common share:
Basic	$0.26	$0.62
Diluted	$0.26	$0.62

Weighted average number of common shares outstanding:
Basic	20,235	20,408
Diluted	20,245	20,449

Cash dividends declared per common share	$0.27	$0.25

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In thousands) (Unaudited)

	Three Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$5,343	$12,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	568	556
Share based compensation	635	719
Deferred income taxes	(182)	(165)
Bad debt expense	25	32
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	372	(171)
Inventories - finished goods	(8,798)	(1,709)
Prepaid income taxes	582	788
Prepaid expenses and other current assets	(98)	(396)
Accounts payable	(586)	5,908
Accrued expenses and other current liabilities	934	643
Income taxes payable	1,241	3,247
Net cash provided by operating activities	36	22,034

Cash flows from investing activities:
Purchases of property and equipment	(192)	(306)
Net cash used in investing activities	(192)	(306)

Cash flows from financing activities:
Purchased of treasury stock	(11,496)	-
Dividends paid	(5,479)	(5,103)
Net cash used in financing activities	(16,975)	(5,103)

Net (decrease) increase in cash and cash equivalents	(17,131)	16,625
Cash and cash equivalents, at beginning of period	100,529	77,936

Cash and cash equivalents, at end of period	$83,398	$94,561

Supplemental disclosure of cash flow information:

Dividends payable in accrued expenses	$243	$288

Exhibit 99.1 Page 4 of 4